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                                                                   Exhibit 23.1
                                                                  Tiffany & Co.
                                                            Report on Form 10-K
                                                                        FY 2002


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-43978, 333-85195, 333-85197, 333-85199, 333-85201, and 033-54847) of Tiffany & Co. and
Subsidiaries of our report dated February 25, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2003 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


New York, New York
April 7, 2003